UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On January 27, 2015, SunEdison, Inc. (the “Company,” “we” or “our”) issued $460 million in aggregate principal amount of 2.375% Convertible Senior Notes due April 15, 2022 (the “Notes”) under an indenture, dated as of January 27, 2015 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers for the offering (the “Initial Purchasers”) offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes will bear interest at a rate of 2.375% per year, payable semiannually in arrears in cash on April 15th and October 15th of each year, beginning on October 15, 2015. The Notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt.

Holders may surrender all or any portion of their notes for conversion at any time until the close of business on the business day immediately preceding January 15, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending March 31, 2015 if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business day period following any 10 consecutive trading-day period in which the trading price for the notes for each such trading day is less than 98% of the closing sale price of our common stock on such trading day multiplied by the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate events described in the offering memorandum pertaining to the Notes. On and after January 15, 2022 and until the close of business on the second scheduled trading day immediately prior to the stated maturity date, holders may surrender all or any portion of their notes for conversion regardless of the foregoing conditions.

Upon conversion we will pay cash, and if applicable, deliver shares of our common stock, based on a “Daily Conversion Value” calculated on a proportionate basis for each “VWAP Trading Day” (each as defined in the Indenture) of the relevant 25 VWAP Trading Day observation period. The initial conversion rate for the Notes will be 39.6118 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $25.25 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Purchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Notes prior to maturity.

The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 business days; failure by us to provide timely notice of a fundamental change, make-whole fundamental change or certain distributions; failure in performance or breach of any covenant or agreement by us under the Indenture (other than those described above in this paragraph)

and such failure or breach continues for 60 days after written notice has been given to us; failure to pay any indebtedness borrowed by us or one of our Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $50 million; failure by us or one of our Significant Subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $50 million within 30 days of the entry of such judgment; and certain events in bankruptcy, insolvency or reorganization of the Company.

Capped Call Transactions

In connection with the offering of the Notes, on January 27, 2015, the Company entered into capped call transactions with three counterparties, including certain of the Initial Purchasers or their affiliates (the “Option Counterparties”).

Funding of the capped call transactions occurred on January 27, 2015. The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s Common Stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment. The capped call transactions are expected generally to reduce the potential dilution with respect to the Company’s common stock upon conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes in the event that the market price of the Company’s common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution or offset of cash payments subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions is initially approximately $32.73 per share, which is approximately 75% above the closing sale price of the Company’s Common Stock on January 21, 2015. The Company paid an aggregate of approximately $37.6 million to the Option Counterparties for the capped call transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Indenture” is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, on January 27, 2015, the Company sold $460 million aggregate principal amount of Notes (including $60 million of Notes issued pursuant to the Initial Purchasers’ option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s Common Stock, or a combination thereof, as described in this Report. The maximum number of shares issuable upon conversion of the Notes is 24,598,914, subject to customary anti-dilution adjustments.

The net proceeds from the Notes offering are expected to be approximately $448.5 million, after deducting the Initial Purchasers’ discount and estimated offering expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of January 27, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.2	Form of 2.375% Convertible Senior Notes due April 15, 2022 (as set forth in Exhibit A to the Notes Indenture incorporated by reference herein).

10.1	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Goldman, Sachs & Co.

10.2	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Morgan Stanley & Co. LLC.

10.3	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Barclays Bank PLC.

10.4	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Deutsche Bank AG, London Branch.

10.5	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Goldman, Sachs & Co.

10.6	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Morgan Stanley & Co. LLC.

10.7	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Barclays Bank PLC.

10.8	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Deutsche Bank AG, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: January 27, 2015	By:	/s/ Martin H. Truong
/s/ Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of January 27, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.2	Form of 2.375% Convertible Senior Notes due April 15, 2022 (as set forth in Exhibit A to the Notes Indenture incorporated by reference herein).

10.1	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Goldman, Sachs & Co.

10.2	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Morgan Stanley & Co. LLC.

10.3	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Barclays Bank PLC.

10.4	Confirmation for Base Capped Call Transaction, dated January 21, 2015, between the Company and Deutsche Bank AG, London Branch.

10.5	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Goldman, Sachs & Co.

10.6	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Morgan Stanley & Co. LLC.

10.7	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Barclays Bank PLC.

10.8	Confirmation for Additional Capped Call Transaction, dated January 23, 2015, between the Company and Deutsche Bank AG, London Branch.